UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 20, 2013

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On March 20, 2013, Kaz USA, Inc. (“Kaz USA”), a wholly owned subsidiary of Helen of Troy Limited (the “Company”), entered  into that certain Loan Agreement, dated as of March 1, 2013 (the “Loan Agreement”), by and between Kaz USA and Mississippi Business Finance Corporation (the “MBFC”) in connection with the issuance by MBFC of up to $38,000,000 of taxable industrial development revenue bonds (the “Bonds”). Pursuant to the Loan Agreement, the proceeds of the Bonds will be loaned by MBFC to Kaz USA for the purposes of financing the purchase of land, construction of a distribution facility and the acquisition and installation of equipment, machinery and related assets located in Olive Branch, Mississippi (the “Facility”).

The Bonds are issued under a Trust Indenture, dated as of March 1, 2013 (the “Indenture”), between MBFC and Deutsche Bank National Trust Company, as trustee (the “Trustee”), and are payable from payments made by Kaz USA pursuant to the Loan Agreement. Pursuant to the Loan Agreement, Kaz USA is obligated to make payments in such amounts and at such times as will be sufficient to pay, when due, the principal of and interest on the Bonds. Interim draws, accumulating up to the $38,000,000 aggregate maximum, may be made through March 20, 2014. The Loan Agreement contains customary covenants in transactions of this nature, including a covenant by Kaz USA not to grant any lien on the Facility other than certain permitted encumbrances.

The Bonds and the related loans to Kaz USA will bear interest at a variable rate as elected by Kaz USA equal to either (a) a “Base Rate” plus a margin of 0.000% to 1.125%, depending upon the leverage ratio at the time of the borrowing (each loan accumulating at such interest rate, a “Base Rate Loan”) or (b) the respective one, two, three, or six-month LIBOR rate plus 1.000% to 2.125%, depending upon the leverage ratio at the time of the borrowing (each loan accumulating at such interest rate, a “Eurodollar Rate Loan”).  The Base Rate is equal to the highest of  (i) the federal funds rate for the day, plus 0.500%, (ii) the prime rate of Bank of America, N.A., or (iii) the respective one, two, three, or six-month LIBOR rate plus 1.000%.

Assuming the $38,000,000 aggregate maximum is borrowed, outstanding principal of the Bonds is payable as follows: $1,900,000 on March 1 in each of 2014, 2015, 2018, 2019, 2020, 2021 and 2022, $3,800,000 on March 1, 2016, $5,700,000 on March 1, 2017, and $15,200,000 on March 1, 2023. Outstanding interest on any Base Rate Loan is payable on the last business day of each May, August, November and February.  Outstanding interest on any Eurodollar Rate Loans is payable on the date one, two, three or six months, as applicable, following the date on which the Eurodollar Rate Loan commenced. Any remaining outstanding principal and interest is due upon the maturity of the Bonds on March 1, 2023. The Bonds may be prepaid in whole or part without penalty following the earlier of March 20, 2014 or the date six months following completion of the Facility. Additionally, Bank of America, N.A., the purchaser of the Bonds, may elect for the Bonds to be prepaid in full on March 1, 2018 by providing notice of such election to MBFC, Kaz USA, and the Trustee by August 31, 2017. Following March 1, 2018, Bank of America, N.A. may elect for the Bonds to be prepaid on March 1 of each subsequent year prior to maturity upon at least 90 days’ notice. In lieu of any prepayment, the Bonds may be purchased by a transferee as permitted under the Indenture.

The Bonds have been guaranteed, on a joint and several basis, by the Company and certain of its subsidiaries, pursuant to a Guaranty Agreement by the Company and certain of its subsidiaries in favor of Bank of America, N.A. (the “Guaranty Agreement”), dated as of March 1, 2013.  The Guaranty Agreement requires the maintenance of certain minimums for leverage ratios, interest coverage ratios, consolidated net worth levels, in addition to other customary covenants.  The Company’s financial covenants thereunder are consistent with the covenants contained in that certain Credit Agreement, dated December 30, 2010, by and among the Company, Helen of Troy L.P. and  Bank of America, N.A., as amended.

The foregoing descriptions of the Loan Agreement, the Guaranty Agreement, and the Indenture are not complete descriptions of all of the parties’ rights and obligations under such agreements and are qualified in their entirety by reference to the Loan Agreement, the Guaranty Agreement, and the Indenture that are filed with this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and each of which is incorporated by reference herein.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number	Description
10.1	Loan Agreement, dated as of March 1, 2013, by and between Kaz USA, Inc. and Mississippi Business Finance Corporation.
10.2	Guaranty Agreement, dated as of March 1, 2013, by Helen of Troy Limited and certain of its subsidiaries in favor of Bank of America, N.A.
10.3	Trust Indenture, dated as of March 1, 2013 between Mississippi Business Finance Corporation and Deutsche Bank National Trust, as trustee.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: March 26, 2013	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Loan Agreement, dated as of March 1, 2013, by and between Kaz USA, Inc. and Mississippi Business Finance Corporation.
10.2	Guaranty Agreement, dated as of March 1, 2013, by Helen of Troy Limited and certain of its subsidiaries in favor of Bank of America, N.A.
10.3	Trust Indenture, dated as of March 1, 2013 between Mississippi Business Finance Corporation and Deutsche Bank National Trust, as trustee.